Exhibit 99.1

For Immediate Release:
Contact: Peerless Systems Corporation Timothy E. Brog Chief Executive Officer 203-350-0040

 Peerless Systems Announces Results for the Second Quarter ended July 31, 2012

Stamford, Connecticut September 14, 2012 — Peerless Systems Corporation (NASDAQ: PRLS) today reported financial results for the second fiscal quarter ended July 31, 2012.

Second Quarter Results

Revenues were $451,000 for the three months ended July 31, 2012, compared to $358,000 for the three months ended July 31, 2011, representing a 26.0% year-over-year increase.  Revenues for the three months ended July 31, 2011 were negatively impacted due to disruptions in a customer’s business from the earthquake and related tsunami in Japan that occurred during that period.

For the six months ended July 31, 2012 revenues were $1,065,000, compared to $2,116,000 for the six months ended July 31, 2011, representing a 49.7% decline.  Revenues for the six months ended July 31, 2012 declined due to a difficult year-over-year comparison resulting from an $800,000 block license that was sold during the six months ended July 31, 2011 with no such license sold this year, as well as an overall decrease of per-unit licensing revenue.

Total cost of revenues was negative $8,000 for the three months ended July 31, 2012, compared to negative $12,000 for the three months ended July 31, 2011.  Product licensing costs were negative for the three months ended July 31, 2012 and 2011, primarily due to adjustments to estimates of prior period costs.  Our gross margins were 101.8% and 103.4% for the three months ended July 31, 2012 and July 31, 2011, respectively.

Total cost of revenues was $44,000 for the six months ended July 31, 2012, compared to $578,000 for the six months ended July 31, 2011.  Product licensing costs were higher for the six months ended July 31, 2011, primarily due to the third party license fees in the 2011 period associated with the $800,000 block license.  Our gross margins were 95.9% and 72.7% for the six months ended July 31, 2012 and July 31, 2011, respectively.

Total operating expenses decreased 19.6% to $493,000 for the three months ended July 31, 2012, from $613,000 for the three months ended July 31, 2011 and total operating expenses decreased 27.6% to $929,000 for the six months ended July 31, 2012, from $1,284,000 for the six months ended July 31, 2011.  The decrease for both time periods was due to the Company’s continued cost reduction efforts and lower stock-based compensation expense.

Other income, net decreased to a loss of $431,000 for the three months ended July 31, 2012, from income of $4,000 for the three months ended July 31, 2011, due to losses realized on sales of marketable securities.  Other income, net increased by 52.1% to $178,000 for the six months ended July 31, 2012 from $117,000 for the six months ended July 31, 2011.  This increase was attributable to realized gains on sales of marketable securities.

Net loss for the three months ended July 31, 2012 was approximately $303,000 or $0.09 per basic share and diluted share, compared to a net loss of approximately $138,000, or $0.04 per basic and diluted share, for the three months ended July 31, 2011.

Net income for the six months ended July 31, 2012 was approximately $143,000, or $0.04 per basic share and diluted share, compared to a net income of approximately $212,000, or $0.07 per basic share and $0.06 per diluted share, for the six months ended July 31, 2011.

During the three month period ended July 31, 2012 the Company repurchased 124,500 shares of its common stock at an average price of $3.76 per share.  Since such period, the Company repurchased an additional 164,551 shares of its common stock.

Timothy E. Brog, Chairman and Chief Executive Officer of Peerless, said, that, “We are slightly disappointed with the level of our revenue from this past quarter and are working hard to keep our expenses as low as possible.”  Mr. Brog also noted that, “Peerless is extremely frustrated with the poor performance of its investment in ModusLink Global Solutions, Inc.  We are very disappointed with ModusLink’s recently announced accounting irregularities and increasingly concerned that ModusLink has not yet implemented a viable turnaround plan for its business.  In addition we believe that it continues to waste valuable time and money on a seemingly endless strategic review process that began in November 2011.”

About Peerless Systems Corporation

Founded in 1982, Peerless historically licensed imaging and networking technologies to the digital document markets.  Effective July 31, 2008, Peerless sold its imaging and networking technologies and certain other assets to Kyocera-Mita Corporation.  Peerless retains certain rights to continue licensing these technologies to customers in the digital document markets.  Peerless is seeking to maximize the value of its licensing business and is exploring various alternatives to enhance stockholder value, potentially through establishing a new venture or acquiring an existing business, as well as through other investment opportunities.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act Of 1995

Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially there from.  These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions.  These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements.  Such statements include, but are not limited to, the Company’s ability to maximize the value of its licensing business or to enhance stockholder value, potentially through establishing a new venture or acquiring an existing business, or through other investment opportunities.  Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section[s] entitled "Risk Factors" in the Company's 2012 Annual Report on Form 10-K filed with the SEC on April 27, 2012.  The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements.  The Company disclaims any obligation to update forward-looking statements.

PEERLESS SYSTEMS CORPORATION

UNAUDITED CONDENSED STATEMENT OF OPERATIONS
(In thousands except per share amounts)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2012	2011	2012	2011
Revenues	$451	$358	$1,065	$2,116
Cost of revenues	(8)	(12)	44	578
Gross margin	459	370	1,021	1,538
Operating expenses	493	613	929	1,284
Other income, net	(431)	4	178	117
Income (loss) before income taxes	(465)	(239)	270	371
Provision for (benefit from) income taxes	(162)	(101)	127	159
Net income (loss)	$(303)	$(138)	$143	$212
Basic earnings (loss) per share	$(0.09)	$(0.04)	$0.04	$0.07
Diluted earnings (loss) per share	$(0.09)	$(0.04)	$0.04	$0.06
Weighted average common shares - outstanding — basic	3,309	3,216	3,308	3,153
Weighted average common shares - outstanding — diluted	3,309	3,216	3,502	3,341

PEERLESS SYSTEMS CORPORATION

UNAUDITED CONDENSED BALANCE SHEET

(In thousands)

	July 31,	January 31,
	2012	2012

ASSETS
Current assets:
Cash and cash equivalents	$9,292	$10,433
Marketable securities	3,797	6,588
Trade accounts receivable, net	936	1,267
Deferred tax asset	437	-
Income tax receivable	446	21
Prepaid expenses and other current assets	71	56
Total current assets	14,979	18,365
Property and equipment, net	-	-
Other assets	4	4
Total assets	$14,983	$18,369

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued salaries and benefits	$74	$330
Accrued product licensing costs	168	218
Deferred tax liability	-	688
Other current liabilities	194	614
Total current liabilities	436	1,850
Non-current liabilities
Tax liabilities	1,667	1,643
Total liabilities	2,103	3,493
Stockholders’ equity:
Common stock, $.001 par value, 30,000 shares authorized, 19,495 and 19,502 issued, respectively	18	18
Additional paid-in capital	57,324	57,177
Retained earnings	4,999	4,856
Accumulated other comprehensive income (loss)	(497)	1,322
Treasury stock, 16,076 and 15,951 shares, respectively, at cost	(48,964)	(48,497)
Total stockholders’ equity	12,880	14,876
Total liabilities and stockholders’ equity	$14,983	$18,369